EXHIBIT 10.12

             SETTLEMENT AGREEMENT AND APPENDED AGREEMENTS AND ORDERS

         This Settlement Agreement [Agreement], Appended Agreements, and Appended Court Orders and Confession to Judgment [collectively Court Orders} are entered into by Plaintiffs (a) UNIVERSAL CONSULTANTS, INC. [UCI], a Nevada Corporation; (b) NATIONAL FINANCIAL, INC [NFI], a Nevada Corporation; and (c) WILLIAM CARROLL [collectively Plaintiffs]; and Defendants (1) GREGG R. MULHOLLAND, president, chief executive officer and shareholder in American Inflatables, Inc. [AII] and (2) DAVID W. ARISS, SR., an officer and shareholder in AII, and ostensible owner of record of the real property located at 5672 Ocean Vista Drive, Huntington Beach, California 92648 [Ocean Vista Property] [collectively Defendants].

         1. On November 13, 2001, Plaintiffs commenced an action against Defendants in Superior Court of the State of California, County of Orange, entitled Universal Consultants, Inc. et al. v. Mulholland, et al., Case No. 01CC14645 [Judge John C. Wooley] [Superior Court]. Plaintiffs contended inter alia that Defendants had breached various contractual agreements, including an AII Note of December 12, 2000 [Exhibit A] and a Mulholland Guaranty thereof [Exhibit B] [collectively Note] for $330,000 plus ten percent [10%] per annum interest and legal costs, on which Plaintiffs sought a Writ of Attachment for $440,000 on 3,679,984 shares of AII stock allegedly owned personally by Mulholland [Mulholland AII Shares]; and sought rescission of a February 7, 2000 Agreement for Option to Purchase AII Stock from Mulholland [Option Agreement] [Exhibit C], alleging material breaches thereof, and for recovery of $250,000 #plus the legal rate of interest at ten percent [10%] per annum

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interest and legal costs, on which Plaintiffs sought a constructive trust on the
Ocean Vista Property. Other ancillary tort claims, not based necessarily nor exclusively on the contractual agreements and the breaches thereof, are also alleged.

         2. Pursuant to the Application for the Writ of Attachment on the Mulholland AII Shares, the Court deferred adjudication of the writ of attachment pending notice to Defendants, and entered an interim Temporary Protective Order, effective at the earliest through December 31, 2001. [Exhibit D]. This Order enjoined Mulholland and his agents inter alia from: (a) transferring, directly or indirectly, any interest in the Mulholland AII Shares; (b) assigning, transferring, encumbering, or impairing the value of the Mulholland AII Shares or the certificates thereof; and/or (c) transferring or removing the certificates of the Mulholland AII Shares from the State of California.

         3. UCI holds a Warrant to Purchase AII Stock from AII [1.32 million shares] at $.25 per share [Warrant], which may be exercised on those terms at the exclusive option and discretion of UCI at any time until December 20, 2003. [Exhibit E].

         4. Pending since October 12, 2000 has been a Reorganization Agreement by and between American Inflatables, Inc. [AII] and National Paintball Supply Co. [NPSC] [Merger Agreement], in connection with the Securities and Exchange Commission [SEC], which deemed the Registration Statement effective November 9, 2001, and awaits only the approval of AII in a shareholders meeting and final implementation of the Merger Agreement by AII and NPSC. Under the

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Merger Agreement, NPSC is acquiring all of the outstanding common stock and warrants of AII with twenty-two percent [22%] of its newly issued stock, assuming exercise of outstanding warrant, at a ratio of one (1) NPSC share for every six (6) AII shares of stock.

         5. Under the Merger Agreement, it is expressly understood that the UCI
1.32 million shares warrant is effective on its express terms until the indicated deadline of December 12, 2003, and will be honored by NPSC under the specified 1/6 exchange formula if duly and timely exercised by UCI either before or after the effective date of the Merger Agreement. [Exhibit F]. It is also understood between the parties that UCI is entitled at its discretion to pay the requisite $330,000 sum owed for the 1.32 million shares under the Warrant by exonerating the principal sum of $330,000 under the AII Note for $330,000 [Exhibit A] and the Mulholland Guaranty [Exhibit B] at any time prior to the distribution and valuation dates as described in Paragraphs 12 & 13 of this Agreement and in the Escrow Instructions. [Exhibits G & I].

         6. Plaintiffs' pending Application for Writ of Attachment for $440,000 on all 3,679,984 Mulholland AII Shares as reflected in the October 29, 2001 S-4 Filing by NPSC, and the Temporary Protective Order based thereon, apply on their face to that specified number of shares. In fact, the number of Mulholland AII Shares subject to the Temporary Protective Order is 3,053,984 shares [Adjusted Mulholland AII Shares], as reflected in the following sequence of arms length sales and transactions prior to the effective date of the Temporary Protective Order on November 21, 2001:

                       SETTLEMENT AGREEMENT ATTACHMENT A-3

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         (a) ________:     Original Issuance to Mulholland    3,000,000
         (b) 05-16-00:     Transfer to NFI                      250,000
         (c) 09-27-00:     New Issuance to Mulholland         1,053,984
         (d) 02-20-01:     Transfer to George Mulholland        250,000
         (e) 03-28-01:     Transfer to Jeff Jacobson            150,000
         (f) 03-30-01:     Transfer to George Mulholland        125,000
         (g) 03-30-01:     Transfer to Patricia Mulholland      125,000
         (h) 03-30-01:     Transfer to Cameron Frater           100,000
         (i) 11-20-01:     Net Balance of Mulholland Shares   3,053,984

         7. The parties hereto agree that it is in each of their interests to resolve this action according to the following terms and conditions in lieu of fully litigating the matter before the Superior Court.

         NOW, THEREFORE, IN CONSIDERATION OF THE MUTUAL AND RESPECTIVE COVENANTS AND UNDERTAKINGS SET FORTH HEREIN, IT IS HEREBY AGREED AS FOLLOWS:

         8. APPENDED AGREEMENTS AND ORDERS OF THE SUPERIOR COURT: In addition to this Agreement, the parties hereto are executing and submitting concurrently herewith the following Appended Agreements and Orders, as indicated:

                  (a) STIPULATED PERMANENT PROTECTIVE ORDER AND STAY OF PROCEEDINGS [PERMANENT PROTECTIVE ORDER], a copy of which is attached hereto as Exhibit H, which shall be lodged with the Court within five
         (5) days of the execution of this Agreement;

                  (b) APPOINTMENT OF ESCROW OFFICER AND ESCROW INSTRUCTIONS [Escrow Instructions] which, with the written

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         consent of the mutually selected Escrow Officer to be secured, Escrow
         Instructions to be executed, and certificates of ownership of the Adjusted Mulholland AII Shares - 3,053,984 shares - to be delivered to the Escrow Officer, shall be effected within five (5) court days of execution of this Agreement, and upon execution the executed Escrow Instructions will be deemed a part of and incorporated by reference into this Agreement, as Exhibit I;

                  (c) CONFESSION TO JUDGMENT, a copy of which is attached hereto as Exhibit J, which shall be held by Plaintiffs' counsel to be filed with the Court only after and in the event of both of the following:

                           (1) Defendants, or either of them, or any agent
                  acting on behalf of either or both of them, have breached or failed to timely perform any material obligation, duty or condition of any one or more of the following: (i) this Agreement; (ii) Option Agreement [Exhibit C] as incorporated herein by reference infra, at Paragraph 13; (iii) Merger Agreement as last attested to by AII and NPSC in an S-4 SEC Filing dated October 29, 2001; (iv) Temporary Protective Order [Exhibit D] except as superseded by the Permanent Protective Order [Exhibit H]; (v) Permanent Protective Order [Exhibit H]; and/or Escrow Instructions [Exhibit I]; and

                           (2) Plaintiffs or their counsel have given written
                  notice to Defendants of the breach[es] and/or failure[s]

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                  to perform - addressed to Mulholland and delivered by express mail with signature waiver addressed to the then current official address of AII, and if none after the Merger Agreement becomes effective, the then official address of NPSC
                  - and fifteen (15) calendar days have elapsed since mailing of said notice and Defendants have failed to establish to Plaintiffs' satisfaction that he/they have fully cured any and all breach[es] and/or failure[s] to perform.

                  (d) IRREVOCABLE JOINT POWER OF ATTORNEY TO ORDER TRANSFER OF ADJUSTED MULHOLLAND SHARES FOR DISTRIBUTION [TRANSFER ORDER], which shall irrevocably order the transfer agent to effect the transfer of ownership and possession of all of the Adjusted Mulholland Shares to the persons or entities to whom the Adjusted Mulholland Shares are to be distributed based solely on calculations under the evaluation and distribution formulae as set forth in this Agreement and the Escrow Instructions, which shall be executed at the time of execution of this Agreement, and be delivered to the Escrow Officer within five (5) days of execution of this Agreement at which time it will be deemed a part of and incorporated by reference into this Agreement as Exhibit K.

                  (e) AMENDED SECOND TRUST DEED ON OCEAN VISTA PROPERTY [AMENDED TRUST DEED], a copy of which is attached hereto as Exhibit L, which shall secure Defendants full and timely performance of all of Defendants' financial and other

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         obligations and performance under this Agreement, the Permanent
         Protective Order, the Escrow Instructions and, if filed, the Confession to Judgment.

                  (f) STATEMENT OF ACCOUNT ON LEGAL COSTS, EXPERT FEES, AND ATTORNEYS' FEES [LEGAL COSTS], a copy of which is attached hereto as Exhibit M, which sets forth legal costs, expert fees and attorneys' fees incurred to date [$95,127] by Plaintiffs in connection with enforcement of Defendants' obligations under the $330,000 Note [Exhibit A], Guaranty [Exhibit B] and Option Agreement {Exhibit C], and which Agreements provide for recovery of such legal costs and attorneys' fees from Mulholland pursuant to California Civil Code sec.1717, now implemented via the Escrow Instructions [Exhibit I].

         9. RATIFICATION OF APPENDED AGREEMENTS AND COURT ORDERS: The parties hereby freely and voluntarily ratify fully and without condition the terms and conditions of each of the items attached as Exhibits A-E & G-M, except as expressly superseded by this Agreement or any attachment that was executed subsequent in time to a previous attachment, all of which are incorporated herein by reference as though fully set forth; and, further, along with all of the remaining provisions of this Agreement, these attachments form part of the consideration for this Agreement. Exhibit F is a writing from counsel for NPSC, and as such is attached for informational purposes, and the parties hereto affirm that they are giving these documents the interpretation and understanding as represented in this Agreement.

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

         10. ADJUSTED MULHOLLAND SHARES: The parties agree that the transferred Mulholland AII Shares set forth in Paragraphs 6, supra, are hereinafter excluded from the pending Application for Writ of Attachment, the existing Temporary Protective Order, the Permanent Protective Order to be filed [Exhibit H], the Escrow Instructions {Exhibit I], and this Agreement and all internally referenced agreements, and that any references therein to the Mulholland AII Shares or 3,679,984 shares belonging to Mulholland are deemed hereafter to refer to the Adjusted Mulholland AII Shares in the agreed number of 3,053,984 shares. This adjustment is based exclusively on the representations and warrants of Mulholland as set forth in Paragraph 6; and except as to any shares currently in the possession of plaintiffs, the reduction from 3,679,984 to 3,053,984 as provided in this Paragraph 10 shall be rescinded and null and void if and when it is established that such representations are materially false in respect to such transferred shares, and plaintiffs will retain all remedies in respect thereto as if the adjustment had not been agreed to, and irrespective of any other provision of this Agreement; however, in no event will the affirmation and ratification of any transfers to plaintiffs be affected by such rescission.

         11. CONVERSION OF MULHOLLAND ADJUSTED SHARES TO NPSC SHARES: Reference herein to Mulholland Adjusted Shares means collectively the AII shares mentioned in Paragraph 10 and their NPSC substitute shares to be delivered to the Escrow Officer under the 1/6 exchange

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formula of the Merger Agreement, pursuant to this Agreement and the Escrow
Instructions [Exhibit I].

         12. PERMANENT PROTECTIVE ORDER: The Permanent Protective Order [Exhibit H] shall be executed and submitted to the Superior Court for approval within five (5) court days of execution of this Agreement and shall contain the same terms as set forth in the Temporary Protective Order [Exhibit D], except that it shall be permanent in duration, and shall contain inter alia provisions which are agreed to and ordered in lieu of Plaintiffs' pending Application for Writ of Attachment, as follows:

                  (a) Its terms shall apply only to Adjusted Mulholland AII Shares and, after exchange for NPSC shares, to the latter;

                  (b) It shall permit timely transfer of all Adjusted Mulholland AII Shares as required in order to consummate the Merger Agreement and effect the transfer of those shares to NPSC in exchange for NPSC shares under the 1/6 exchange formula, except that it shall be done by some device arranged with agreement with NPSC so that the AII shares will not leave the State of California until replaced by the requisite number of NPSC shares - i.e. in a manner which ensures that the Superior Court does not lose jurisdiction and control over the AII shares unless and until it secures jurisdiction and control over the NPSC shares which are to be delivered in exchange therefor under the 1/6 exchange formula;

                  (c) It shall provide for the delivery of the Adjusted Mulholland AII Shares and any certificates of ownership

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         therefor to a mutually selected escrow officer, as identified, instructed and set forth in the attached Escrow Instructions [Exhibit I], which shall also be attached and incorporated into the Permanent Protective Order [Exhibit H];

                  (d) It shall provide for the Adjusted Mulholland Shares to be valuated and distributed as specified in Paragraph 13 and the Escrow Instructions [Exhibit I] - on a specified schedule for the valuation of the value of the shares and the outstanding debt, including accumulated interest and legal costs as specified in this Agreement and the Escrow Instructions, with the further proviso that shares will be distributed first to Plaintiffs until all of Defendants' cumulative obligations to Plaintiffs are paid in full;

                  (e) It shall provide for exoneration of the $7500 surety bond ordered and filed November 26, 2001 in connection with the Temporary Protective Order, and a stipulation from Mulholland granting a full and general release of Plaintiffs and their agents for any claim based on the application for or issuance of the Temporary Protective Order or the Permanent Protective Order; and

                 (f) It shall provide that the Adjusted Mulholland Shares, the certificates thereof, jurisdiction over the shares and the legal claims and parties herein, venue, and choice of law shall remain at all times in and of California and the Superior Court, except that Nevada Law shall apply in respect to any issue in connection with discovery, subpoenas,

                      SETTLEMENT AGREEMENT ATTACHMENT A-10

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         inquiries, or disclosure of information concerning any Nevada
         Corporation or its officers, directors, owners or operations.

         13. ESCROW INSTRUCTIONS: The Escrow Instructions [Exhibit I] shall be executed within five (5) days of execution of this Agreement, and upon execution will be deemed a part of and incorporated by reference into this Agreement, as
Exhibit I. The terms of the Escrow Instructions shall provide inter alia, and in addition to other standard instructions and provisions mutually agreeable and necessary to carry out this Agreement, the following terms and conditions:

                  (a) Appointment of a mutually selected person or entity [Escrow Officer], located in California, within five (5) days of execution of this Agreement;

                  (b) If NPSC so desires, the Escrow Officer may also be designated as an agent of the transfer agent for purposes of the exchange of AII shares for NPSC shares under the 1/6 exchange formula;

                  (c) Upon delivery of the 3,053,984 Adjusted Mulholland AII Shares and certificates of ownership thereof to the Escrow Officer per this Agreement, the Escrow Officer will hold those shares and certificates and their NPSC replacements, and thereafter distribute same, in accordance with this Agreement;

                  (d) The Escrow Officer will be prohibited from permitting the Adjusted Mulholland Shares and any certificates of ownership thereof to leave the State of California, nor to release them from the sole and exclusive control of the Escrow

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         Officer or his company, except as expressly empowered to do so by the
         Escrow Instructions [Exhibit I] and this Agreement;

                  (e) The Escrow Officer will be empowered to take such actions as necessary to deliver to NPSC the Adjusted Mulholland AII Shares in exchange for the NPSC shares, after the merger under the 1/6 exchange formula of the Merger Agreement; except, also providing that any delivery of the Mulholland Adjusted Shares for that purpose shall be made to an agent of NPSC located in California, after receipt of both:
         (1) written and notarized authorization from NPSC designating such person or entity as NPSC's agent for that purpose; and (2) written and notarized consent from plaintiffs to do so; and upon receipt of the replacement shares from NPSC, the terms of this Agreement and any Escrow Instructions shall transfer forthwith and without further notice or instruction to the NPSC shares;

                 (f) A Valuation Date and Valuation Formula will be set for determining for purposes of distribution the then current and actual fair market value of the AII or NPSC shares in the escrow, which date shall be ninety (90) days after the execution of this Agreement - or such earlier or later date as plaintiffs shall select by written notice to Mulholland and the Escrow officer, in plaintiffs' sole discretion, which period shall not exceed one hundred eighty (180) days from the date of execution of this Agreement;

                      SETTLEMENT AGREEMENT ATTACHMENT A-12

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                  (g) An Assessment Date will be set concurrently with the
         Valuation Date for purposes of distribution, at which time a current written Statement of Account will be delivered by plaintiffs to Mulholland and the Escrow Officer, setting forth the amounts of any unpaid balance, accrued interest, Legal Costs and/or other financial obligations to be paid from the escrow to plaintiffs in accordance with this Agreement;

                 (h) The NPSC equivalent of the 1,250,000 shares will be delivered to NFI upon receipt by the Escrow Officer of the NPSC shares; or if the Merger Agreement is not consummated, the 1,250,000 shares will be delivered to NFI upon close of escrow or such earlier date demanded in writing by NFI in its sole discretion;

                  (i) The valuation and distribution dates may be modified as specified herein so as to ensure that any distribution occurs at the earliest feasible date, in the sole judgment of plaintiffs;

                  (j) Irrespective of any other provision of this Agreement or the Escrow Instructions, upon personal service of a certified and conformed copy of any judgment in the civil action, Universal Consultants, Inc. V. Mulholland, Case No. 01CC14645, the Escrow Officer will comply with any provisions thereof by delivering within five (5) business days to Plaintiffs' designee[s], given in writing to the Escrow Officer along with service of the Judgment, the number of Adjusted Mulholland NPSC or AII Shares stated therein; and in

                      SETTLEMENT AGREEMENT ATTACHMENT A-13

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         connection therewith, the parties will hold the Escrow Officer harmless, and indemnify the Escrow Officer, for any act taken in compliance with said judgment;

                  (k) While the Adjusted Mulholland AII Shares remain in the escrow, Mulholland will retain the right to vote all of those shares in all AII matters, including but not limited to the special shareholders meeting referenced in the S-4 filings to approve the Merger Agreement, until such time as those shares or their NPSC replacement shares have been in fact delivered to any plaintiff herein in accordance with this Agreement and the Escrow Instructions; conversely, neither UCI nor NFI will be deemed in control of those shares until actual receipt of the AII shares or their NPSC replacement shares;

                  (l) While the Adjusted Mulholland Shares remain in the escrow, Mulholland agrees and warrants that he and his agents may not in any manner encumber, assign, sell, transfer, impair or dilute the value of any of those shares; nor the certificates thereof; nor any part thereof or interest therein; and

                  (m) The date for release of remaining Adjusted
         Mulholland Shares to Mulholland and the close of the escrow shall be as specified in this Agreement and the Escrow Instructions [Exhibit I], or when all obligations and performance required of Defendants to Plaintiffs has been completed, whichever is the later, and Plaintiffs have

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         executed a written acknowledgment thereof, delivered to the Escrow
         Officer.

         14. OPTION AGREEMENT: Except as expressly superseded by this Agreement or any documents concurrently executed herewith, the obligations, duties, covenants and warranties of the Option Agreement [Exhibit C] remain in full force and effect. The information covenant therein is hereby amended to include information concerning the Merger Agreement and merger process, and shall continue in full force and effect after the merger.

         15. AII STOCK WARRANT: UCI expressly retains the sole option and discretion to select whether and when to exercise the AII Stock Warrant - i.e.
1.32 million shares at $.25 per share from AII or 220,000 shares at $1.50 per shares from NPSC [Exhibit E] during its specified term until December 12, 2003. The following additional provisos also apply:

                  (a) Should UCI elect at its sole option and discretion to exercise the Warrant [Exhibit E], UCI reserves, also at its sole option and discretion, the right to pay for the shares by exoneration of the $330,000 principal amount of the Note and [Exhibit A] and Guaranty [Exhibit B];

                  (b) Should UCI do so before the distribution of shares under this Agreement and the Escrow Instructions [Exhibit I] for payment of the principal amount of the $330,000 Note and Guaranty [Exhibits A & B], Mulholland will be entitled to a credit for that sum against any outstanding obligations to

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         Plaintiffs under this Agreement and/or the Escrow Instructions;

                  (c) Should there be any partial or staged distributions to Plaintiffs under this Agreement or the Escrow Instructions [Exhibit I], such distributed amounts will be credited against any then outstanding interest, legal costs, damages under the Confession to Judgment [Exhibit J] or a Statement of Account for accrued interest or Legal Costs [Exhibit M] prior to any credit against the principal amount $330,000 Note [Exhibit A];

                  (d) Irrespective of any exercise by UCI of the Warrant [Exhibit D] or the option to pay for the stock by exonerating the $330,000 principal amount of the Note, Mulholland remains liable via the Escrow Instructions [Exhibit I] or any other security provision or instrument mentioned in this Agreement, for all accumulated interest on that Note [Exhibit A], and any accumulated Legal Costs in connection with all of plaintiffs' claims against Defendants referenced in the Superior Court Action and/or being resolved herein.

         16. CONFESSION TO JUDGMENT: The Confession to Judgment and Permanent Protective Order [Exhibit H] shall be executed concurrently herewith, and retained by Plaintiffs' counsel to be only as specified in Paragraph 8(c). The terms of the Confession to Judgment shall be as specified in Exhibit J.

         17. AMENDED SECOND TRUST DEED: Within five (5) days of the execution of this Agreement, Defendant Arliss will execute by notary an Amended Second Trust Deed on the Ocean Vista Property

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[Exhibit L], which shall secure as a form of cross-collateralization full and timely performance of all of the obligations of Defendants herein, as specified in this Agreement and any incorporated or referenced documents, including but not limited to the Permanent Protective Order [Exhibit H], Escrow Instructions [Exhibit I] and Confession to Judgment [Exhibit J]. Defendants Mulholland and Ariss shall, within five (5) days of execution of this Agreement, execute any notes or other documents necessary to properly and legally secure the Amended Second Trust Deed [Exhibit L].

         18. MERGER AGREEMENT: Defendants understand that an express covenant and condition of this Agreement is that they will timely and fully comply with the Merger Agreement and will make all reasonable efforts to consummate the Merger Agreement. Any material breach thereof by Defendants, or failure to make best efforts to consummate the Merger Agreement, from the date of execution of this Agreement, will be deemed a material breach of this Agreement.

         19. INTEREST: Until the $330,000 Note [Exhibit A] is paid in full, interest shall continue to accrue at the rate of ten per cent [10%] per annum as per the terms of the Note, and in accordance with the provisions of this Agreement, and, if applicable, the Confession to Judgment [Exhibit J].

         20. LEGAL COSTS: On each of the date[s] of valuation and distribution of shares under the Escrow Instructions [Exhibit I], and prior to the close of the Escrow Instructions, Plaintiffs' Legal Costs - including inter alia attorneys' fees, expert costs,

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and filing fees and costs of process - shall be assessed as of that date; and
said sum shall be added to the outstanding indebtedness of Defendants to be paid from the Escrow, or, failing that, from other security provisions and/or instruments referenced herein, to which Defendants herewith give their consent. The current Statement of Legal Costs is attached hereto as Exhibit M, and by execution of this Agreement Defendants approve and ratify Exhibit M. Until such Legal Costs are paid in full, interest shall accrue on the remaining unpaid balance, commencing with the date of execution of this Agreement, at the rate of ten percent [10%] per annum.

         21. INDEMNIFICATION: Defendant Mulholland agrees to fully indemnify Plaintiffs herein, as against any settlement, penalties of any kind, judgment or cost of defense, for any action by any person not a party to this Agreement asserting any alleged liability, unlawful acts, breaches of contract, violation[s] of any law or regulation, or other causes of action howsoever framed, by any party to this Agreement or by AII in connection with the subject matter of this Agreement, the Superior Court Action, the Merger Agreement or its implementation, and/or any financial or stock transaction between the parties to this Agreement. Defendant Ariss is liable under this provision only to the extent of his interest in the Ocean Vista Property.

         22. GENERAL RELEASES OF THE PARTIES UPON COMPLETION OF PERFORMANCE:
Upon completed and timely performance by Defendants of all obligations and conditions under this Agreement and any incorporated agreements, the Merger Agreement, the Permanent

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Protective Order, and the Escrow Instructions, without any material breaches or failures to perform during the terms of these agreements and orders, and with Plaintiffs' written certification thereof delivered to the Escrow Officer and close of the Escrow Instructions, this Agreement shall serve as a complete, final and mutual release of all claims between Plaintiffs and Defendants. In that regard, except as expressly stated otherwise in this Agreement and the Permanent Protective Order, and for and in consideration of the above described terms of this Agreement, attachments and Appended Agreements and Orders, Plaintiffs and Defendants, their agents, servants, employees, heirs, successors and assigns, forever release and discharge each other and their respective agents, servants, employees, heirs, successors and assigns from any and all claims, demands, debts, liabilities, accounts, obligations, costs, expenses, liens, actions, causes of action [at law, in equity, or otherwise], rights, rights of action, including but not limited to Superior Court Action No. 01CC14645, rights of indemnity [legal and equitable], rights to subrogation, rights to contribution and remedies of any nature whatsoever, known or unknown, based upon, arising out of or related to the facts underlying this action.

         23. LIMITED RELEASE OF AII: Upon execution of this Agreement, including all Appended Agreements and Orders, filing of the Permanent Protective Order [Exhibit H], delivery of the Adjusted Mulholland AII Shares into the Escrow per this Agreement and the Escrow Instructions [Exhibit I], and recordation of the Amended Second Trust Deed [Exhibit L], AII is released from any

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responsibility or liability for the $330,000 Note [Exhibit A], except as it remains subject to the Warrant [1.32 million shares] [Exhibit E] and UCI's rights, options and sole discretion thereunder as stipulated in this Agreement and between Plaintiffs, Defendants and NPSC [Exhibits F & G]; and is further released at such time from any further obligations under the Option Agreement [Exhibit C]. This release is void and of no effect if, as the result of any action by AII or NPSC, any part of this Agreement, any Appended Agreements or Orders, or any obligations of Defendants under any of them, are voided or prevented; or if any material breach of failure to perform by Defendants under this Agreement or any related agreements attached is done at the behest of AII or NPSC.

         24. LIMITED RELEASE OF NPSC: Upon execution of this Agreement, including all Appended Agreements and Orders, filing of the Permanent Protective Order [Exhibit H], delivery of the Adjusted Mulholland AII Shares into the Escrow per this Agreement and the Escrow Instructions [Exhibit I], recordation of the Amended Second Trust Deed [Exhibit L], and receipt of a written certification from NPSC that it consents to this Agreement and to those obligations expressly referencing NPSC as obligor, the Permanent Protective Order [Exhibit H] and the Escrow Instructions [Exhibit I], Plaintiffs hereby release NPSC of any and all liability for any of the obligations hereunder except as expressly stated herein in Paragraph 13(b) in reference to selection of a California agent to accept AII shares from the Escrow Officer for

                      SETTLEMENT AGREEMENT ATTACHMENT A-20
the 1/6 exchange for NPSC shares [Exhibits H & I], and Paragraph 15 in reference to NPSC's admitted continuing obligations in respect to the Warrant [1.32 million shares], until December 12, 2003, should the NPSC merger with AII be consummated [Exhibit E].

         25. RELEASE OF DEFENDANTS FROM UNKNOWN CLAIMS: With respect to the matters hereinabove described, except as set forth in Paragraphs 21, 23 & 24, and Permanent Protective Order [Exhibit H], at the point in which the releases in Paragraph 22 become effective, the parties thereto knowingly waive all rights and protection, if any, under Section 1542 of the Civil Code of the State of California or any similar law of any state of territory in the United States of America. Section 1542 provides as follows:

               "1542 General Release; Extent. A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

         26. CONTINUING JURISDICTION: The Superior Court of the State of California, County of Orange, will retain jurisdiction over the enforcement of the terms of this Agreement and the Appended Agreements and Orders. In the event that legal action is required to enforce this Agreement or any Appended Agreements or Orders, the prevailing party shall be entitled to its/his reasonable attorneys' fees and costs pursuant to California Civil Code sec.1717. In the event of any dispute over Plaintiffs' accrual and recovery from

                      SETTLEMENT AGREEMENT ATTACHMENT A-21

Defendants of legal costs, including attorneys' fees, beyond the date of execution of this Agreement and not specified in Exhibit M, California Civil Code sec.1717 shall govern its resolution.

         27. APPLICATION TO AGENTS AND SUCCESSORS: All covenants, promises and acknowledgments contained herein shall be binding upon, and inure to the benefit of the parties hereto, or their respective agents, servants, employees, heirs, successor, and assigns.

         28. WARRANTIES OF OWNERSHIP OR RIGHTS AND INTERESTS: In executing this Agreement, the parties expressly warrant that they have not previously assigned, transferred, conveyed, or otherwise disposed of any or all of the rights or claims they have or may have against any other party hereto.

         29. REPRESENTATION OF COUNSEL AND LEGAL ADVICE: Each of the parties hereto represents that he/it has received independent and competent legal advice from counsel of his/its choosing prior to the execution of this Agreement and Appended Agreements and Orders, and that counsel has explained the contents and effect of this Agreement and all such related documents and orders. Each party executes this Agreement and Appended Agreements and Orders voluntarily and with full knowledge of their contents and effect. Each party has been represented by such counsel in the negotiation and drafting of this Agreement and Appended Agreements and Orders, each party has participated fully in the drafting of both of them, and this Agreement and Appended Agreements and Orders shall not be

                      SETTLEMENT AGREEMENT ATTACHMENT A-22
construed in favor of or against any party by virtue of such party's involvement in the drafting.

         30. ENTIRE AGREEMENT: This Agreement, its attachments and Appended Agreements and Orders contain the entire agreement among the parties hereto, and the terms of this Agreement are contractual and not merely recital. Each party represents that he/it is not relying on any promises, written or oral - except as is set forth in this Agreement or the attachments - in entering into this Agreement and the Appended Agreements and Orders.

         31. COSTS OF ESCROW: Mulholland shall bear the full obligation for all costs for the Escrow Officer and Escrow Instructions, which shall be paid to the Escrow Officer prior to final distribution of the Adjusted Mulholland Shares.

         32. AMENDMENT OR MODIFICATION OF AGREEMENT: This Agreement and its Appended Agreements and Orders can only be modified or amended by written instrument executed by the parties hereto.

         33. AUTHORITY TO EXECUTE THIS AGREEMENT: Each of the parties hereto represents and warrants that it has the authority to execute and deliver this Agreement and Appended Agreements and Orders for and behalf of itself and each entity it purports to bind.

         34. COOPERATION IN EXECUTION AND FILING OF INSTRUMENTS: Following the date hereof, the parties hereto shall take such action and execute and deliver such further documents as may be reasonably necessary or appropriate to effectuate the intention of this Agreement and the Appended Agreements and Orders.

                      SETTLEMENT AGREEMENT ATTACHMENT A-23

         35. EXECUTION OF THIS AGREEMENT AND APPENDED AGREEMENTS AND ORDERS:
This Agreement and the Appended Agreements and Orders may be executed by FAX and in any number of counterparts, each of which shall be deemed an original and all of which shall constitute together one and the same instrument, and will be effective upon execution by all parties hereto. Each party shall, however, provide all other parties original signatures within five (5) days after execution of this Agreement.

         36. SERVICE OF PERMANENT PROTECTIVE ORDER: Within five (5) days after entry of the Permanent Protective Order, a conformed copy of the Permanent Protective Order will be personally served upon Mulholland, which shall be deemed effective upon express mail delivery addressed to Mulholland at the current official business address for AII.

                          EXECUTION AND ATTESTATION BY
                          PLAINTIFFS AND THEIR COUNSEL

         I have read the above Agreement, attachments, and Appended Agreements and Orders, and discussed their terms, as well as all alternative litigation options, with my counsel. I hereby enter into this Agreement, attachments, and Appended Agreements and Orders freely and voluntarily, and in the informed belief that it is in my best interests to do so. I have been advised by my counsel of record as to the legal implications of this Agreement, attachments, and Appended Agreements and Orders, including my obligations under each of them and the fact that this Agreement

                      SETTLEMENT AGREEMENT ATTACHMENT A-24
attachments, and Appended Agreements and orders may be enforced by appropriate legal action in the Superior Court of the State of California, County of Orange, as specifically set forth and limited in the Agreement, Permanent Protective Order and Escrow Instructions.

Dated: December 7, 2001
                           /s/ William Carroll
                           ------------------------------------
                           William Carroll - for himself and for
                           Universal Consultants, Inc. and
                           National Financial, Inc. - Plaintiffs

         I am the attorney of record for Plaintiffs in the aforementioned action, and have advised them in full concerning the above Agreement, attachments, and Appended Agreements and Orders, and advised them concerning their terms, as well as all alternative litigation options, including the legal implications of this Agreement, attachments, and Appended Agreements and Orders, and their obligations thereunder, and the fact that this Agreement attachments, and Appended Agreements and Orders may be enforced in the Superior Court of the State of California, County of Orange, as specifically set forth and limited in the Agreement, Permanent Protective order and Escrow Instructions. Dated:
December 7, 2001
                           /s/ Meir J. Westreich
                           -----------------------------------
                           Meir J. Westreich
                           Attorney for Plaintiffs

                      SETTLEMENT AGREEMENT ATTACHMENT A-25

                          EXECUTION AND ATTESTATION BY
                          DEFENDANTS AND THEIR COUNSEL

         I have read the above Agreement, attachments, and Appended Agreements and Orders, and discussed their terms, as well as all alternative litigation options, with my counsel. I hereby enter into this Agreement, attachments, and Appended Agreements and Orders, freely and voluntarily, and in the informed belief that it is in my best interests to do so. I have been advised by my counsel of record as to the legal implications of this Agreement, attachments, and Appended Agreements and Orders, including my obligations under each of them and the fact that this Agreement, attachments, and Appended Agreements and orders may be enforced by appropriate legal action in the Superior Court of the State of California, County of Orange, as specifically set forth and limited in the Agreement, Permanent Protective Order and Escrow Instructions. Dated:
December 7, 2001
                           /s/ Gregg R. Mulholland
                           -----------------------------------
                           Gregg R. Mulholland - Defendant

Dated: December __, 2001
                           /s/ David W. Ariss, Sr.
                           -----------------------------------
                           David W. Ariss, Sr. - Defendant

         I am the attorney of record for Defendants in the aforementioned action, and have advised them in full concerning the above Agreement attachments, and Appended Agreements and Orders and advised them concerning their terms, as well as all alternative litigation options, including the legal implications of this Agreement, attachments, and Appended Agreements and Orders, and their obligations thereunder, and the fact that this Agreement, attachments, and Appended Agreements and Orders may be enforced in the Superior Court of the State of California, County of Orange, as specifically set forth and limited in the Agreement, Permanent Protective order and Escrow Instructions.

Dated: December 7, 2001
                            /s/ Warren J. Soloski
                            ---------------------------------
                            Warren J. Soloski
                            Attorney for Defendants

                      SETTLEMENT AGREEMENT ATTACHMENT A-26